EXHIBIT 5
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June 13, 1997



USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4678


         Re:      $100,000,000 Supplemental
                  Retirement Plan Obligations
                  ---------------------------

Ladies and Gentlemen:

         We have acted as counsel for USG Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of $100,000,000 of Supplemental Retirement Plan Obligations (the "Plan Obligations"), which may be issued pursuant to Part B of USG Corporation Supplemental Retirement Plan, as Amended and Restated (the "Plan").

         We have examined or considered:

                  1. A copy of the Company's Restated Certificate of Incorporation.

                  2.  The By-Laws of the Company.

                  3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

                  4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

                  5.       A copy of the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Plan Obligations when issued and delivered as contemplated by the Registration Statement and the Plan, will be duly authorized and will constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

                  (c) We understand that the Plan is intended to be an unfunded Plan maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees. To the extent that provisions of the Employee Retirement Income Security Act ("ERISA") apply to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, the Plan complies with the requirements of ERISA.

         We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Mc Dermott, Will & Emery
                                           ----------------------------
                                           McDermott, Will & Emery